VOTING AGREEMENT


         This Voting Agreement ("Agreement") is entered into as of July 16, 1997 by and between RHI Holdings, Inc., a Delaware corporation ("RHI"), and Tel-Save Holdings, Inc., a Delaware corporation ("Acquiror").

         WHEREAS, the Shared Technologies Fairchild Inc. , a Delaware corporation (the "Company"), Acquiror and TSHCo, Inc., a Delaware corporation, a wholly owned subsidiary of Acquiror ("Merger Sub"), are parties to an Agreement and Plan of Merger dated as of July 16, 1997 (the "Merger Agreement") which provides, among other things, for the merger of the Company with and into Merger Sub (the "Merger"), with Merger Sub as the surviving corporation becoming a wholly owned subsidiary of Acquiror and which must be approved by holders of the requisite percentages of the outstanding shares of capital stock of the Company entitled to vote upon the Merger (such shares of capital stock, the "Company Common Stock") at a special meeting of the Company's stockholders (the "Special Meeting") called for the purpose of approving the Merger, all in accordance with the requirements of the Delaware General Corporation Law, the Company's Certificate of Incorporation and the Company's By-Laws;

         WHEREAS, as of the date hereof, RHI owns (either beneficially or of record) the number of shares (the "Shares") of Company Common Stock set forth opposite such RHI's name on Schedule A hereto; and

         WHEREAS, as a condition to the willingness of Acquiror to enter into the Merger Agreement, Acquiror has requested that RHI execute and deliver to Acquiror and Merger Sub this Agreement;


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         NOW, THEREFORE, the parties agree as follows:

         1. Agreement to Vote Shares. RHI agrees to vote the Shares and any other shares of Company Common Stock which RHI, directly or indirectly, controls at the Special Meeting or at any other meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company (a) in favor of the Merger, (b) in favor of the Merger Agreement, and
(c) against any amendment of the Company's Certificate of Incorporation or By-Laws or other proposal or transaction involving the Company or any of its sub sidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under or with respect to, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

         2. Covenants. RHI agrees with respect to itself and the Shares it owns that:

                  (a) It shall not, except consistent with the terms of this Agreement, (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein, (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby, or
         (iv) grant any proxies or powers of attorney with respect to any of the Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to such Shares. Notwithstanding the foregoing, RHI may transfer its Shares if such transferee becomes a party to and bound by all of the terms of this Agreement.

                  (b) It will not enter into any transaction, take any action, or directly or indirectly cause any event to occur that would result in any of the representations or warranties of RHI herein contained not being true and correct at and as of the time immediately after the occurrence of such transaction, action or event.

                  (c) It has no present intention to sell the Company Common Stock acquired by it pursuant to the Merger. It agrees that it will not sell, transfer or otherwise dispose of any Company Common Stock for 30


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         days prior to the  effective  date of the Merger or any Company  Common
         Stock received by it in the Merger until after such time as results covering at least 30 days of combined operations of the Company and Acquiror have been published by Acquiror, in the form of a quarterly earnings report, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

                  (d) RHI agrees that, upon the written request of Acquiror, it shall convert such number of shares of Series I 6% Cumulative Convertible Preferred Stock, par value $100.00 per share ("Preferred Stock"), as would result in the aggregate number of shares of Company Common Stock owned of record on the record date by RHI and the other persons who have executed similar voting agreements dated the date hereof, in the aggregate, equaling at least 50% of the shares of Company Common Stock outstanding on the record date for the Special Meeting; provided that RHI shall not in any event be required to convert a number of shares of Preferred Stock which, when added to the number of shares of Company Common Stock owned by RHI, equals 50% or more of the outstanding Company Common Stock.

         3. Representations and Warranties. RHI represents and warrants with respect to itself and the Shares it owns that:

                  (a) It is the record or beneficial owner of the number of Shares set forth on Schedule A opposite its name and, except for the Shares, it is not the record or beneficial owner of any shares of the Company Common Stock.

                  (b) This Agreement has been duly executed and delivered by RHI and constitutes the legal, valid and binding obligation of RHI, enforceable against RHI in accordance with its terms. RHI has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation by RHI of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which RHI is a party or bound or to which the Shares are subject which would materially impair the ability of RHI to perform hereunder. Consummation by RHI of the transactions contemplated hereby will not violate, or require any consent, approval, or notice


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         under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to RHI or the Shares, except for any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the filing of an amendment to the Schedules 13D, if any, filed by RHI with respect to the Company Common Stock.

                  (c) The Shares owned by RHI and the certificates representing such Shares are now and at all times during the term hereof will be held by RHI or by a nominee or custodian for its benefit, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

                  (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of RHI.

         4. Certain Events. RHI agrees that this Agreement and the obligations hereunder shall attach to the Shares owned by it and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such person's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock by RHI, this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by RHI. In the event of a stock dividend or distribution, or any change in Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

         5. Specific Enforcement of Voting Agreement. RHI expressly acknowledges that damages alone will not be adequate remedy for any breach by RHI of this Agreement and that Acquiror, in addition to any other remedies it may have, will be entitled as a matter of right, to injunctive relief, including specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by RHI of the


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provisions of this Agreement.

         6. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the consummation of the Merger, (b) January 15, 1998, or (c) the date of termination of the Merger Agreement by any of the parties thereto.

         7. Miscellaneous.

                  (a) All communication under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           If to Acquiror:
                           6805 Route 202
                           New Hope, Pennsylvania  18938
                           Attention:  Aloysius T. Lawn, IV
                           Telecopy:  (215) 862-1085

                           with a copy to:
                           Arnold & Porter
                           399 Park Avenue
                           New York, New York  10022
                           Attention:  Jonathan C. Stapleton
                           Telecopy:  (215) 715-1399

                           If to RHI:
                           c/o The Fairchild Corporation
                           300 West Service
                           PO Box 10803
                           Chantilly, Virginia
                           Attention:  Donald Miller, Esq.
                           Telecopy No:  (703) 478-5775

                           with a copy to:
                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Attention:  James J. Clark, Esq.
                           Telecopy No.:  (212) 269-5420

                  (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                    (c) This Agreement constitutes the entire agreement relating to the subject matter covered herein, and supersedes all prior agreements and understandings,


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         both  written and oral,  among the parties  with respect to the subject matter hereof.

                  (d) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except that this Agreement shall be binding upon RHI and its successors and assigns and except as provided in Section 2(a).

                  (e) The construction and performance of this Agreement will be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  (f) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unen-forceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

                  (g) RHI hereby agrees that irreparable damage would occur and that Acquiror would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Acquiror shall be entitled to an injunction or injunctions to prevent breaches by RHI of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court, in addition to any other remedy to which it is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other re quest for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement of any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.


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                  (h) No  amendment,  modification  or waiver in respect of this
         Agreement shall be effective against any party unless is shall be in writing and signed by such party.

                  (i) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.


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                  IN WITNESS WHEREOF,  the parties have caused this agreement to be executed by their duly authorized officers all as of the day and year first above written.


                                       RHI HOLDINGS, INC.


                                       By: /s/ Donald E. Miller
                                           ----------------------------------
                                       Name: Donald E. Miller
                                            ---------------------------------
                                       Title: Vice President
                                             --------------------------------


                                       TEL-SAVE HOLDINGS, INC.


                                       By: /s/ Edward B. Meyercord, III
                                           -----------------------------------
                                       Name: Edward B. Meyercord, III
                                            ----------------------------------
                                       Title: Executive Vice President
                                             ---------------------------------

                                   SCHEDULE A


Stockholder                                               Number of Shares Owned
RHI Holdings, Inc.                                        6,225,000